Exhibit 10.23

PS BUSINESS PARKS, INC.

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS, as amended

1.	PURPOSE.

The Plan is intended to promote the best interests of the Corporation by enhancing the Corporation’s ability to attract and retain highly qualified non-employee directors and by rewarding the Corporation’s non-employee directors for their services to the Corporation.

2.	DEFINITIONS.

Whenever the following terms are used in this Plan, they shall have the meaning specified below:

(a)	“Act” means the Securities Act of 1933, as amended.

(b)	“Administrator” means the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4(a) of the Plan.
(c)	“Board” means the Board of Directors of the Corporation.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the committee appointed by the Board in accordance with Section 4(a) of the Plan.
(f)	“Common Stock” means the common stock, par value $.01 per share, of the Corporation.

(g)	“Corporation” means PS Business Parks, Inc., a California corporation.

(h)

“Director” means a director of the Board (i) who is not employed as an officer, employee or consultant of the Corporation or any of its affiliates while serving as a director and (ii) who is duly elected to the Board by the Corporation’s stockholders or otherwise in accordance with the Corporation’s Bylaws.

(i)	“Deferred Stock Unit” means a bookkeeping entry representing the right to receive the equivalent of one Share granted pursuant to the Plan.
(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” shall mean the value of one (1) Share, determined as follows, without regard to any restriction other than a restriction which, by its terms, will never lapse:
(i)	If the Shares are traded on an exchange, the closing price per Share on the principal exchange on which Shares are listed on the date of valuation or, if no sales occurred on that date, then the average of the highest bid and lowest asked prices on such exchange at the end of the day on such date;

(ii)

If the Shares are not traded on an exchange but are otherwise traded over-the- counter, the average of the highest bid and lowest asked prices quoted in the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ) as of the close of business on the date of valuation, or, if on such day such security is not quoted in the NASDAQ system, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

(iii)	If neither (i) nor (ii) applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.
(l)	“Grant” means any award of Deferred Stock Units granted pursuant to the Plan.

(m)	“Grantee” means a Director who has received a Grant pursuant to the Plan.

(n)	“Plan” means the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors as it may be amended from time to time.
(o)

“Retirement” means a Director’s termination from service as a member of the Board, provided that no Director removed for cause from the Board shall be deemed to have retired from the Board, and provided further that such termination is a “separation from service” within the meaning of Code Section 409A.

(p)	“Service” means service as a Director of the Corporation, including service prior to the adoption of the Plan.
(q)	“Share” means one (1) share of Common Stock, adjusted in accordance with Section 7 of the Plan (if applicable).
3.	EFFECTIVE DATE.

The Plan was originally adopted by the Board and subsequently approved by stockholders of the Corporation on May 4, 2004 and is effective as of such date (the “Effective Date”). The Plan has no termination date.

4.	ADMINISTRATION AND ELIGIBILITY.

(a)

Administrator. The Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Compensation Committee of the Board or such other committee appointed by the Board that shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Subject to the express provisions of the Plan, the Administrator shall have the authority (i) to construe and interpret the Plan and to define the terms used in the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and (iii) to make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction by the Administrator of any provisions of the Plan and all other decisions of the Administrator shall be made in the Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Grant. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination relating to or under the Plan or any Grant made in good faith.

(b)

Participation. The Grantees shall consist exclusively of Directors of the Corporation and prior service as an employee of the Corporation shall not disqualify such Director from receiving a Grant under the Plan.

5.	STOCK.

The stock subject to Grants awarded under the Plan shall be shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate maximum number of Shares which may be issued pursuant to the Plan shall be two hundred thousand (200,000) Shares, subject to any adjustment pursuant to Section 7 hereof.

6.	TERMS AND CONDITIONS OF GRANTS.

(a)

Grant and Vesting of Deferred Stock Unit Awards. Each Director who joins the Board on or after July 23, 2019 shall be awarded a Grant of 10,000 Deferred Stock Units, which shall vest in ten (10) equal annual installments on each of the first ten (10) anniversaries of the date the Director commenced Service on the Board, provided the Director continues in Service on each such date and subject to the availability of Shares as specified in Section 5 of the Plan. Further, each Director who was a member of the Board prior to July 23, 2019 shall be granted additional Deferred Stock Units in an amount and subject to a vesting schedule such that the total amount of Deferred Stock Units granted to such Director pursuant to the Plan and the applicable vesting schedule will replicate the amount and schedule that would have existed if the terms of this Section 6(a) had been in effect when such Director initially joined the Board. For the avoidance of doubt, nothing in this Section 6(a) shall operate to result in a duplication of Deferred Stock Unit or Share awards for any Director who was a member of the Board prior to the effective date of this amendment. Upon the termination of the Grantee’s Service for any reason, any Deferred Stock Units held by the Grantee that have not yet vested shall terminate immediately as of such termination, and the Grantee shall forfeit any rights with respect to such Deferred Stock Units.

(b)

Settlement of Deferred Stock Unit Awards. With respect to a Director who holds Deferred Stock Units, such Deferred Stock Units shall be settled as soon as practicable following (but in no event later than 30 days following) the earlier of (i) such Director’s Retirement or (ii) such Director’s death, by the delivery to the Director (or, if applicable, to the Director’s estate) of a number of Shares equal to the number of vested Deferred Stock Units then held by such Director.

(c)

Grant of Dividend Equivalent Rights. Each Director will be entitled to receive, upon the Corporation’s payment of a cash dividend on outstanding Shares, a cash payment for each of the Director’s Deferred Stock Units that is vested as of the record date for such dividend equal to the per-share dividend paid on Shares.

(d)

Payment of Taxes; Related Matters. In the event the Corporation determines it is required to withhold state, local or Federal income tax in connection with a Grant, the Corporation may require a Grantee to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Grantee, or by the Corporation not issuing such number of Shares subject to the Grant having a Fair Market Value as of such date equal to the amount to be withheld, or (iii) any combination of (i) and (ii) above. An election under the preceding sentence may only be made during the period beginning on the third business day following the date of release of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date and only if such period occurs before the date the Corporation requires payment of the withholding tax. The election need not be made during such trading window if (a) it is made at least six (6) months prior to the date of the Grant or (b) counsel to the Corporation determines that compliance with such requirement is unnecessary. In addition, counsel to the Corporation may impose additional restrictions on the Grantee’s ability to satisfy tax withholding with Shares if counsel determines such restrictions are in the best interests of the Corporation.

7.	EFFECT OF CHANGES IN CAPITALIZATION.

7.1 Changes in Stock. If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date, the number and class of securities subject to outstanding Grants and for which Grants may be made under the Plan shall be appropriately adjusted by the Administrator to the extent determined by the Administrator. In the event of a spin-off by the Corporation of the shares of a subsidiary, a stock dividend for which the Corporation will claim a dividends paid deduction under Section 561 of the Code (or any successor provision), a pro rata distribution to all shareholders of other assets of the Corporation, or any distribution to holders of Shares other than an ordinary cash dividend, the Administrator may, but shall not be required to, make appropriate adjustments to the number and class of securities subject to outstanding Grants and for which Grants may be made.

7.2	[Reserved].

7.3 Adjustments. Adjustments under this Section 7 related to shares of Stock or securities of the Corporation shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

7.4 No Limitations on the Corporation. The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

8.	SECURITIES LAW REQUIREMENTS.

(a)	Legality of Issuance. No Shares shall be issued upon the settlement of any Grant unless and until the Corporation has determined that:
(i)	it and the Grantee have taken all actions required to register the Shares under the Act, or to perfect an exemption from the registration requirements thereof;
(ii)	any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and
(iii)	any other applicable provision of state or Federal law has been satisfied.

(b)

Restrictions on Transfer. The Grantee may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Deferred Stock Units. Regardless of whether the Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose additional restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the Shares under the Plan are not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend (or similar legend in the discretion of the Administrator) and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED FOR

SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section shall be conclusive and binding on all persons.

(c)

Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the Grants pursuant to the Plan under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the Grants under the Plan to comply with any law.

9.	CODE SECTION 409A.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” will instead be paid on the first payroll date after the six (6)- month anniversary of the Grantee’s “separation from service” (or the Grantee’s death, if earlier).

10.	AMENDMENT OF THE PLAN.

The Board may, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided that no amendment or revision shall adversely affect, without the affected Grantee’s written consent, the rights under any then outstanding Grant under the Plan.

11.	GOVERNING LAW.

The validity and construction of this Plan and Grants hereunder shall be governed by the laws of the State of California, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

12.	APPROVAL OF STOCKHOLDERS.

The Plan was approved by the affirmative vote of the holders of a majority of the outstanding shares present or represented and entitled to vote at the 2015 annual meeting of stockholders of the Corporation.

13.	EXECUTION.

After adoption and approval of the Plan, as amended, by the Board, the Corporation has caused its authorized officer to affix the corporate name and seal hereto effective as of July 23, 2019.

PS BUSINESS PARKS, INC,
By:
Name: Maria R. Hawthorne
Title: President and Chief Executive Officer